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                                                                   Exhibit 10(c)



                                   CONSENT OF
                        INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the reference to our Firm under the captions "Financial Statements" and "Experts" and to the use of our reports dated March 25, 2002 and April 2, 2002 with respect to the financial statements of the Canada Life of New York Variable Annuity Account 2 and the Canada Life Insurance Company of New York, included in the Registration Statement Form N-4, No. 33-64240 and related Prospectus of Canada Life of New York Variable Annuity Account 2 dated May 1, 2002.

                                                           Ernst & Young LLP
                                                           Chartered Accountants
Toronto, Canada,
April 29, 2002.